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                                                                   EXHIBIT 99.1

                                     [logo]
                          M/I SCHOTTENSTEIN HOMES, INC.

FOR IMMEDIATE RELEASE

Contact: Phillip G. Creek
         Senior Vice President, Chief Financial Officer
         M/I Schottenstein Homes, Inc.
         (614) 418-8011
         www.mihomes.com


                         M/I SCHOTTENSTEIN HOMES REPORTS
                  RECORD SECOND QUARTER AND FIRST HALF RESULTS

Columbus, Ohio (July 24, 2003) - M/I Schottenstein Homes, Inc. (NYSE:MHO) announced record financial results for the second quarter and six months ended June 30, 2003.

Net income of $19.5 million and $37.4 million recorded in 2003's second quarter and the first six months, respectively, represent all-time record income levels for the Company for these periods, with this quarter's net income representing the highest results for any quarter in the Company's 27-year history. Diluted earnings per share for 2003's second quarter and first six months increased to record levels of $1.32 and $2.52, respectively, a 21% and 19% improvement over 2002's same period results of $1.09 and $2.12.

As previously reported, the Company achieved an all-time quarterly high New Contracts of 1,343 in 2003's second quarter, which is a 24% increase over the 1,081 reported in the same quarter of 2002. New Contracts of 2,484 for the first half of 2003 were also strong, increasing 15% over 2002 first half contracts of 2,164. Homes Delivered in the second quarter and for the six months ended June 30, 2003 were 961 and 1,761, decreasing 8% and 7%, respectively, from 2002's record performances of 1,040 and 1,886.

At June 30, 2003, the Company's Backlog and its related sales value of 3,044 units and $760 million, respectively, are the highest ever attained in the Company's history. The Backlog of homes at June 30, 2002 was 2,609 units with a sales value of $621 million. The average sales price of homes in backlog at June 30, 2003 rose to $250,000, a 5% increase over 2002's average sales price of $238,000. M/I had 142 active subdivisions at June 30, 2003 compared to 144 at June 30, 2002.

Irving E. Schottenstein, Chief Executive Officer, commented, "We are proud to announce the achievement of all-time record levels of net income, diluted earnings per share, new contracts and backlog of homes. As evidenced by quarter end Shareholders' Equity of $367 million and book value



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per share of $25, our financial position continues to improve. We are also very excited about our land position, having purchased $110 million of land during the first half of this year."

Robert H. Schottenstein, President, added, "Our second quarter record results, with strong gross margins of 26% and operating margins over 14% for the first six months of 2003, reflect the strongest performance in Company history. Our operations in Columbus, Tampa, Orlando and Washington, DC led the way in this record performance. With the highest backlog in Company history, we believe that 2003's diluted earnings per share will reach a record level, ranging from $5.05 to $5.20, an increase to our previous estimate of $4.75 to $4.90."

The Company will broadcast live its second quarter earnings conference call today at 4:00 p.m. EDT. To hear the call, log on to the M/I Homes' website at www.mihomes.com, click on "Investor Relations" section of the site, and select "Listen to the Conference Call." The call will continue to be available on our website through July 24, 2004.

M/I Schottenstein Homes, Inc. is one of the nation's leading builders of single-family homes, having sold over 53,000 homes. The Company's homes are marketed and sold under the trade names M/I Homes and Showcase Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Tampa, Orlando and Palm Beach County, Florida; Charlotte and Raleigh, North Carolina; Virginia and Maryland.

Certain statements in this Press Release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, changes in general economic conditions, fluctuations in interest rates, availability and cost of land in desirable areas, increases in raw materials and labor costs, levels of competition, the impact of war on the economy, and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.



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                 M/I SCHOTTENSTEIN HOMES, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                    (In thousands, except per share amounts)


                                                  Three Months Ended                  Six Months Ended
                                                       June 30,                           June 30,
                                                2003              2002              2003             2002
                                                ----              ----              ----             ----
                                                     (unaudited)                        (unaudited)

Revenue                                       $241,253          $258,439          $450,262          $474,001

Net income                                    $ 19,525          $ 16,898          $ 37,399          $ 32,817

Earnings per share:
   Basic                                      $   1.36          $   1.12          $   2.59          $   2.18
   Diluted                                    $   1.32          $   1.09          $   2.52          $   2.12

Weighted average shares outstanding:
  Basic                                         14,350            15,142            14,454            15,087
  Diluted                                       14,764            15,524            14,833            15,501


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                 M/I SCHOTTENSTEIN HOMES, INC. AND SUBSIDIARIES
               Selected Supplemental Financial and Operating Data
                (Dollars in thousands, except per share amounts)

                                             THREE MONTHS ENDED               SIX MONTHS ENDED
                                                   JUNE 30,                       JUNE 30,
                                            2003           2002             2003            2002
                                            ----           ----             ----            ----
                                                 (UNAUDITED)                    (UNAUDITED)
Revenue                                   $241,253        $258,439        $450,262        $474,001
Gross margin                                63,654          62,467         120,318         116,401
General and administrative expense          13,846          15,422          25,641          26,148
Selling expense                             16,009          15,896          29,327          29,893
                                          --------        --------        --------        --------
Operating income                            33,799          31,149          65,350          60,360
Interest expense                             1,788           3,894           4,038           7,430
                                          --------        --------        --------        --------
Income before income taxes                  32,011          27,255          61,312          52,930
Income taxes                                12,486          10,357          23,913          20,113
                                          --------        --------        --------        --------
Net income                                $ 19,525        $ 16,898        $ 37,399        $ 32,817
                                          ========        ========        ========        ========

ADDITIONAL INFORMATION:
Land and lot sales                        $  5,085        $  8,568        $ 17,968        $ 14,398
Land and lot margin                          1,546           1,162           4,231           2,211
Financial services revenue                   5,970           5,424          12,968          12,330
Financial services pre-tax income         $  3,983        $  3,481        $  9,163        $  8,738

UNITS:
New contracts                                1,343           1,081           2,484           2,164
Homes delivered                                961           1,040           1,761           1,886



                                                  JUNE 30,
                                            2003            2002
                                            ----            ----
BACKLOG:
Units                                        3,044           2,609
Aggregate sales value                     $760,000        $621,000
Average sales price                       $    250        $    238



                                                  JUNE 30,              DECEMBER 31,
                                            2003            2002           2002
                                            ----            ----           ----
BALANCE SHEET:                                 (UNAUDITED)
Homebuilding inventory                    $540,819        $479,251        $451,217
Homebuilding debt                          142,703         144,210          62,658
Shareholders' equity                       366,662         314,498         339,729
Book value per share                      $  25.41        $  20.74        $  22.97



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